EXHIBIT 23.1

THE CHILDREN’S PLACE RETAIL STORES, INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-47065 and 333-85834 of The Children’s Place Retail Stores, Inc. on Form S-8 and in Registration Statement No. 333-88378 of The Children’s Place Retail Stores, Inc. on Form S-3 of our report dated April 14, 2005 (June 14, 2005 as to the effects of the restatement as described under the sub-headings “Investments” and “Minimum Lease Commitments” in Note 4-Financial Restatements) relating to the consolidated financial statements and financial statement schedule of The Children’s Place Retail Stores, Inc. and subsidiaries (which report is unqualified and includes an explanatory paragraph regarding the restatement of the consolidated financial statements discussed in Note 4-Financial Restatements) and our report dated April 14, 2005 on management’s report of the effectiveness of internal control over financial reporting appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of The Children’s Place Retail Stores, Inc., for the fiscal year ended January 29, 2005.

DELOITTE & TOUCHE LLP

New York, New York

June 14, 2005